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                                                                     EXHIBIT 4.7




                          FIRST SUPPLEMENTAL INDENTURE
                            DATED AS OF MAY 19, 1999


                             WAIVER AND AMENDMENTS


                           TO THAT CERTAIN INDENTURE
                         DATED AS OF DECEMBER 21, 1993
                            RELATING TO $85,000,000
                                 SERIES A AND B
                          10-5/8% SENIOR SECURED NOTES
                                    DUE 2000


                                      AND


                             TO THE SERIES B NOTES


                        _______________________________



                              GENERAL MEDIA, INC.


                             SUBSIDIARY GUARANTORS


                        _______________________________



                       IBJ WHITEHALL BANK & TRUST COMPANY
             (FORMERLY KNOWN AS IBJ SCHRODER BANK & TRUST COMPANY)


                                    TRUSTEE
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                          FIRST SUPPLEMENTAL INDENTURE

                           Dated, as of May 19, 1999


     FIRST SUPPLEMENTAL INDENTURE dated May 19, 1999 (this "Supplemental Indenture") among GENERAL MEDIA, INC, a Delaware corporation (the "Company"), each of the "SUBSIDIARY GUARANTORS" listed on the signature pages hereof and IBJ WHITEHALL BANK & TRUST COMPANY (formerly known as IBJ Schroder Bank & Trust Company), AS TRUSTEE under the Indenture defined below (the "Trustee").

     WHEREAS, the Company, the Subsidiary Guarantors and the Trustee are parties to a certain Indenture dated as of December 21, 1993 (the "Indenture"), pursuant to which $85,000,000 in aggregate principal amount of the Company's Series B 10-5/8% Senior Secured Notes due 2000 (the "Notes") have been issued;

     WHEREAS, Section 9.02 of the Indenture and Section 11 of the Notes provide that the Company, the Subsidiary Guarantors and the Trustee may waive, amend and supplement the provisions of the Indenture and the Notes as provided for herein with the consent of the Holders of at least a majority in outstanding principal amount of the Notes ("Majority Consent"), and the Company has obtained and filed with the Trustee evidence of such Majority Consent to this Supplemental Indenture;

     WHEREAS, the execution and delivery of this Supplemental Indenture by the Company and each of the Subsidiary Guarantors have been duly authorized by resolutions of their respective Boards of Directors, and all other conditions and requirements necessary to authorize and permit the execution and delivery of this Supplemental Indenture by all parties hereto have been performed and fulfilled; and

     WHEREAS, the Company and the Subsidiary Guarantors have requested that the Trustee join them in the execution and delivery of this Supplemental Indenture for the purpose of waiving and amending certain provisions of the Indenture and the Notes as hereinafter set forth, and the Trustee is willing to do so;

     NOW, THEREFORE, in consideration of the premises hereof and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Subsidiary Guarantors covenant and agree with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:




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                                   ARTICLE I


                            AMENDMENTS TO INDENTURE


     Section 1.1 DEFINITIONS. Section 1.01 of the Indenture is amended by the addition of the following definition:


     "'Auto Assets Sale' means, the sale, on or about March 2, 1999, by General Media Automotive Group, Inc., (successor-in-interest by merger to Four Wheel Publishing, Ltd., Open Wheel Publications, Inc., Stock Car Racing Publications, Inc., and Super Stock Publications, Inc.), a Subsidiary Guarantor Hereunder ("GMAG"), of certain of its assets to EMAP Petersen, Inc. ("EMAP"), pursuant to a certain Asset Sale and Purchase Agreement dated as of February 9, 1999, between GMAG and EMAP."

     Section 1.2 ASSET SALES OFFER. The Second Paragraph of Section 4.09 of the Indenture is hereby deleted and replaced with the following:

          "Within 180 days after any Asset Sale, the Company or Subsidiary, as applicable, may apply the Net Proceeds from such Asset Sale to an investment in another business or capital expenditure or other tangible or long-term assets in the same or a similar line of business as the Company or any Subsidiary was engaged in on the date of this Indenture. Pending the final application of any such Net Proceeds, the Company or Subsidiary, as applicable, may temporarily invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from the Asset Sale that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5 million, the Company shall make an offer to all Holders (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures in Section 3.09 hereof, provided, that, solely in the case of the Auto Assets Sale, the entire Net Proceeds thereof shall be deemed Excess Proceeds (the "Auto Excess Proceeds") and the Company shall as soon as practicable after the completion of the Auto Assets Sale make an Asset Sale Offer to purchase with the Auto Excess Proceeds $28,000,000 in principal amount of the Notes at an offer price in cash in an amount equal to not less than 95% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures in Section 3.09 hereof (the "Auto Asset Sale Offer"). To the extent that the aggregate purchase price of the Notes tendered pursuant to any Asset Sale Offer plus all accrued interest and the costs of such Asset Sale Offer ("Total Offer Expenditure") is less than the Excess Proceeds, the Company or Subsidiary, as applicable, may use such deficiency for general corporate purposes. If, however, in connection with any Asset Sale Offer, the aggregate principal amount of Notes tendered exceeds the amount of Excess Proceeds (or, in the case of the Auto Asset Sale Offer, would cause the Total Offer Expenditure to exceed the Total Offer Expenditure that would apply if no more than $28,000,000 in aggregate principal amount of the Notes had been tendered), the Company shall select the Notes (or portions thereof) to be purchased on a pro rata basis, such that the aggregate


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      principal amount of the Notes purchased in respect of such Asset Sale
      Offer shall not exceed the Excess Proceeds (or, in the case of the Auto Asset Sale Offer, such that the Total Offer Expenditure shall not exceed the Total Offer Expenditures that would apply if no more than $28,000,000 in principal amount of the Notes had been tendered). Upon completion of such offer to purchase, the amount of the Excess Proceeds with respect to Net Proceeds received prior to the commencement of such offer shall be reset at zero.

                   Notwithstanding anything to the contrary in this Section 4.09, the Company shall not, and shall not permit any of its Subsidiaries to, issue or sell equity securities of any of their respective subsidiaries in violation of the Pledge Agreement."

                                   ARTICLE II

                               AMENDMENT TO NOTES


     Section 2.1 ASSET SALES. Section 8(b) of each of the Notes is hereby amended to read in its entirety as follows:

                  "(b) If the Company consummates any Asset Sales, and when the aggregate amount of Excess Proceeds exceeds $5 million, the Company shall make an offer to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds at an offer price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase in accordance with the procedures set forth in the Indenture, provided, that, solely in the case of the Auto Assets Sale, the Company shall as soon as practicable after the completion of the Auto Assets Sale make an Asset Sale Offer to purchase with such Excess Proceeds $28,000,000 in principal amount of the Notes at an offer price in cash in an amount equal to not less than 95% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with
      Section 4.09 of the Indenture. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below."



                                  ARTICLE III
                          WAIVER OF CERTAIN PROVISIONS

     Section 3.1 WAIVER. Majority Consent having been obtained therefor, the Trustee hereby waives, on behalf of all Holders, the provisions of the Indenture, including, without limitation, any procedural requirements of Section
3.09 thereof, to the extent necessary to permit the Auto Asset Sale Offer and the consummation thereof as contemplated by and in accordance with the terms of the Offer to Purchase and Consent Solicitation Statement and the Consent and




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Letter of Transmittal, each dated as of April 27, 1999, previously distributed by the Company to all Holders of the Notes.

                                   ARTICLE IV

                                 MISCELLANEOUS

     Section 4.1 TERMS DEFINED. Terms used in capitalized form herein and defined in the Indenture have the meanings specified in the Indenture.

     Section 4.2 REAFFIRMATION. Except as hereby expressly amended, the Indenture and the Notes are in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

     Section 4.3 GOVERNING LAW. This Supplemental Indenture and each and every provision hereof shall be construed in accordance with the laws of the State of New York.

     Section 4.4 SUCCESSORS AND ASSIGNS. All the covenants in this Supplemental Indenture contained by or on behalf of the Company and Subsidiary Guarantors shall bind its successors and assigns, whether so expressed or not.

     Section 4.5 COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          IBJ WHITEHALL BANK & TRUST COMPANY, as Trustee, hereby accepts the trusts in this Supplemental Indenture declared and provided, upon the terms and conditions hereinabove set forth, subject to the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of the trust created by the Indenture as hereby amended.

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     IN WITNESS WHEREOF, the Company and each of the Subsidiary Guarantors has caused this Supplemental Indenture to be signed in its corporate name and acknowledged by its President or one of its Vice Presidents, and its corporate seal to be impressed hereon, duly attested by its Secretary or an Assistant Secretary; and Trustee has caused this Supplemental Indenture to be signed and acknowledged by one of its Vice Presidents, and its corporate seal to be impressed hereon, duly attested by its Secretary or by one of its Assistant Secretaries, as of the date and year first above written.

Dated as of May 19, 1999           GENERAL MEDIA, INC.

                                   By: /s/ John D. Orlando
                                      ---------------------------------
                                      Name: John D. Orlando
                                      Title: Senior Vice President/
                                             Chief Financial Officer


Attest: /s/ Nina T. Guccione
       ---------------------

(SEAL)

Dated as of May 19, 1999           SUBSIDIARY GUARANTORS:

                                   GENERAL MEDIA ART HOLDING, INC.
                                   GENERAL MEDIA COMMUNICATIONS, INC.
                                   GENERAL MEDIA ENTERTAINMENT, INC.
                                   GENERAL MEDIA FILMS, INC.
                                   GENERAL MEDIA INTERNATIONAL
                                   FINANCIAL SERVICES, N.V.
                                   GENERAL MEDIA (UK), LTD.
                                   GMI WORLDWIDE ON-LINE SERVICES, INC.
                                   PENTHOUSE CLUBS INTERNATIONAL
                                   ESTABLISHMENT
                                   PENTHOUSE FINANCIAL SERVICES, N.V.
                                   PENTHOUSE IMAGES ACQUISITIONS, LTD.
                                   PENTHOUSE MUSIC, LTD.
                                   PURE ENTERTAINMENT
                                   TELECOMMUNICATIONS (CURACAO), N.V.
                                   PURE ENTERTAINMENT
                                   TELECOMMUNICATIONS, INC.
                                   GENERAL MEDIA AUTOMOTIVE GROUP, INC.

                                   By: /s/ Nina T. Guccione
                                      ---------------------------------
                                      Name: Nina T. Guccione
                                      Title: Executive Vice President
                                   (for each of the above-listed Subsidiary
                                   Guarantors)

Attest: /s/ John D. Orlando
       --------------------
(for each of the above-listed
Subsidiary Guarantors)


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Dated as of May 19, 1999              IBJ WHITEHALL BANK &
                                      TRUST COMPANY (formerly known as IBJ
                                      Schroder Bank & Trust Company), as Trustee


                                      By: /s/ Terence Rawlins
                                          --------------------------------------
                                          Name: Terence Rawlins
                                          Title: Assistant Vice President


Attest: /s/ Luis Perez
        -----------------------
        (SEAL)











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STATE OF NEW YORK   )
                    )      ss.:
COUNTY OF New York  )

           On the 19 day of May, 1999, before me personally came John D. Orlando, to me known, who, being by me dully sworn, did depose and say that he resides at 9 Stirrup Ln. Glen Cove, NY, that he is Senior Vice President/Chief Financial Officer of GENERAL MEDIA, INC., one of the parties described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereby by like authority.


                                           /s/ William J. Vazoulas
                                           ------------------------------
                                           Notary Public
                                                  William J. Vazoulas
                                            Notary Public, State of New York
 [NOTARIAL SEAL]                                      No. 4948883
                                               Qualified in Nassau County
                                              Term Expires March 27, 2001






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
STATE OF NEW YORK    )
                     )    ss.:
COUNTY OF NEW YORK   )



          On the 19th day of May 1999, before me personally came Nina Guccione, to me known, who, being by me duly sworn, did depose and say that she resides at 86 East 67th St. New York City, New York 10021; that she is Executive Vice President of each of GENERAL MEDIA ART HOLDING, INC., GENERAL MEDIA COMMUNICATIONS, INC., GENERAL MEDIA ENTERTAINMENT, INC., GENERAL MEDIA FILMS, INC., GENERAL MEDIA INTERNATIONAL FINANCIAL SERVICES, N.V., GENERAL MEDIA (UK), LTD., GMI WORLDWIDE ON-LINE SERVICES, INC., PENTHOUSE CLUBS INTERNATIONAL ESTABLISHMENT, PENTHOUSE FINANCIAL SERVICES, N.V., PENTHOUSE IMAGES ACQUISITIONS, LTD., PENTHOUSE MUSIC, LTD., PURE ENTERTAINMENT TELECOMMUNICATIONS (CURACAO), N.V., PURE ENTERTAINMENT TELECOMMUNICATIONS, INC. AND GENERAL MEDIA AUTOMOTIVE GROUP, INC., each being one of the parties described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereby by like authority.


                                             /s/ William J. Vazoulas
                                             ----------------------------
                                             Notary Public



[NOTARIAL SEAL]                                   William J. Vazoulas
                                           NOTARY PUBLIC, State of New York
                                                     No. 4948883
                                             Qualified in Nassau County
                                             Term Expires March 27, 2001






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STATE OF NEW YORK    )
                     )    ss.:
COUNTY OF NEW YORK   )



          On the 21st day of May 1999, before me personally came Terence Rawlins, to me known, who, being by me duly sworn, did depose and say that he resides at Sayreville, NY; that he is AVP of IBJ Whitehall Bank & Trust Company (formerly known as IBJ Schroder Bank & Trust Company), one of the parties described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereby by like authority.


                                             /s/ Kevin P. Broughel
                                             ----------------------------
                                             Notary Public



[NOTARIAL SEAL]










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